UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2010
COMPELLENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33685	37-1434895
(Commission File Number)	(IRS Employer Identification No.)
7625 Smetana Lane
Eden Prairie, MN 55344
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (952) 294-3300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On April 14, 2010, a purported securities class action lawsuit was commenced in the United States District Court for the District of Minnesota, naming as defendants Compellent Technologies, Inc., or the Company, and certain of its executive officers. The lawsuit alleges violations of the Securities Exchange Act of 1934 in connection with the Company’s alleged failure to disclose material adverse facts about its financial condition. Plaintiff seeks to represent a class of stockholders who purchased the Company’s common stock between October 28, 2009 and April 7, 2010.
     The management of the Company believes that the allegations are without merit and intends to vigorously defend against this action.
     It is possible that similar lawsuits may yet be filed in the same or other courts that name the same or additional defendants. To the extent such similar cases are filed, the Company does not intend to file further Current Reports on Form 8-K describing the additional lawsuits.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compellent Technologies, Inc.
Date: April 15 , 2010	By:	/s/ John R. Judd
John R. Judd
Chief Financial Officer